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                                                                     Exhibit 3



                     CHILDREN'S COMPREHENSIVE SERVICES, INC.
                          AMENDED AND RESTATED BY-LAWS

                                   ARTICLE I.

                                     OFFICES

        Section 1.1. Principal Office. The principal office of the corporation shall be located at 3401 West End Avenue, Suite 400, Nashville, Tennessee 37203, or at such other place as shall be designated by the Board of Directors.

        Section 1.2. Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.

                                  STOCKHOLDERS

        Section 2.1. Annual Meetings. The annual meeting of the stockholders of the corporation shall be held on such date as may be determined by the Board of Directors. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

        Section 2.2. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board or the Board of Directors, and shall be called by the Board of Directors if the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and including any other information specified in Schedule 14A, Rule 14a-3 or Rule 14a-8 (or such successor schedules or rules) of the rules and regulations of the Securities and Exchange Commission. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of stockholders.

        Section 2.3. Time, Date and Place of Meeting. The Board of Directors shall set the time, date, and place of each annual and special meeting of stockholders. The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual or special meeting. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the corporation.

        Section 2.4. Notice of Meeting. Notice of the date, time, and place of each annual and special meeting of stockholders shall be given to each stockholder no fewer than ten days nor more than two months before the date of the meeting. Notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called and the person or persons calling the

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meeting, and, if the meeting is being called pursuant to demands delivered by the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, that the meeting is being so called. Such notice shall comply with the requirements of
Article XII of these By-Laws.

        A stockholder may waive any notice required by law, the corporation's Restated Charter, or these By-Laws before or after the date and time stated in such notice. Except as provided in the next sentence, the waiver must be in writing, be signed by the stockholder entitled to the notice and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A stockholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

        Section 2.5. Record Date. The Board of Directors shall fix as the record date for the determination of stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action, a date not more than 70 days before the meeting or action requiring a determination of stockholders. A record date fixed for a stockholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four months after the date fixed for the original meeting. Any stockholder of record seeking to join with other stockholders in demanding a special meeting shall, by written notice to the secretary, request the Board of Directors to fix a record date to determine the stockholders entitled to demand a special meeting.

        Section 2.6. List of Stockholders. After the record date for a meeting has been fixed, the corporation shall prepare an alphabetical list of the names of all stockholders who are entitled to notice of a stockholders' meeting. Such list will show the address of and number of shares held by each stockholder. The stockholders' list will be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A stockholder or his or her agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the "Act"), to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.

        Section 2.7. Voting of Shares. Unless otherwise provided by the Act or the corporation's Restated Charter, each outstanding share is entitled to one vote on each matter voted on at a stockholders' meeting. Only shares are entitled to vote. Unless otherwise provided in the corporation's Restated Charter, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.




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        Section 2.8. Proxies. Stockholders may vote either in person or by proxy, but no proxy that is dated more than eleven (11) months before the meeting at which it is offered shall be accepted unless such proxy shall on its face name a longer period for which it is to remain in force.

        Section 2.9. Action Without Meeting. No action required or permitted by the Act to be taken at a stockholders' meeting may be taken without a meeting, unless the total number of stockholders is less than ten. If there are fewer than ten stockholders and all such stockholders consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the stockholders.

        The action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each stockholder entitled to vote on the action in one or more counterparts, indicating such signing stockholder's vote or abstention on the action and delivered to the corporation for inclusion in the minutes or for filing with the corporate records.

        If the Act or the corporation's Restated Charter requires that notice of a proposed action be given to nonvoting stockholders and the action is to be taken by consent of the voting stockholders, then the corporation shall give its nonvoting stockholders written notice of the proposed action at least ten days before such action is taken. Such notice shall contain or be accompanied by the same material that would have been required to be sent to nonvoting stockholders in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action.

        Section 2.10. Presiding Officer and Secretary. Meetings of the stockholders shall be presided over by the Chairman, or if the Chairman is not present or if the corporation shall not have a Chairman, by the President or Chief Executive Officer, or if neither the Chairman nor the President or Chief Executive Officer is present, by a chairman chosen by a majority of the stockholders entitled to vote at such meeting. The Secretary or, in the Secretary's absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the stockholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

        Section 2.11. Conduct of Meeting. Meetings of stockholders generally shall follow accepted rules of parliamentary procedure subject to the following:
(a) the Chairman of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the Chairman. If, in his or her absolute discretion, the Chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of stockholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted; (b) if disorder shall arise that prevents the continuation of the legitimate business of the meeting, the Chairman may quit the Chair and announce the adjournment of the meeting and upon his or her so doing the meeting is immediately adjourned;
(c) the Chairman may ask or require that anyone not a bona fide stockholder or proxy leave the meeting; (d) a resolution or motion shall be considered for vote only if proposed by a stockholder or a duly authorized proxy and seconded by a stockholder or a duly authorized proxy other than the individual who proposed the resolution or




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motion; and (e) except as the Chairman may permit, no matter shall be presented to the meeting that has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.

        Section 2.12. Notice of Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any stockholder entitled to vote in the election of directors generally. Any such stockholder nomination may be made, however, only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, 120 days in advance of the anniversary date of the proxy statement for the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors called other than by written request of a stockholder, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, and (c) in the case of a special meeting of stockholders duly called upon the written request of a stockholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten business days of such written request. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.

        In the case of any nomination by a stockholder, each such notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation that are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of the corporation that are beneficially owned by such stockholder; and (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

        Section 2.13. Notice of New Business. At an annual meeting of the stockholders only such new business shall be conducted, and only such proposals shall be acted upon, as have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder




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must have given timely notice thereof in writing to the Secretary of the corporation and the proposal and the stockholder must comply with Regulation 14A under the Securities Exchange Act of 1934. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calender days in advance of the anniversary date of the proxy statement for the previous year's annual meeting. If the corporation did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed by more than 30 calendar days from the date of the previous year's annual meeting, then, in order to be timely, a stockholder's notice must be received at the principal executive offices of the corporation not later than 120 calendar days before the date of such annual meeting or the tenth day following the date on which public announcement of such annual meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

        A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation that are beneficially owned by the stockholder, and (d) any financial interest of the stockholder in such proposal.

        Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any stockholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 2.13, and if he or she should so determine, he or she shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

        Section 2.14. Inspectors of Election; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.




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        The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

        Section 2.15. Acceptance of Stockholder Documents. If the name signed on a stockholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a stockholder, the corporation, if acting in good faith, is entitled to accept such stockholder document and give it effect as the act of the stockholder. If the name signed on such stockholder document does not correspond to the name of a stockholder, the corporation, if acting in good faith, is nevertheless entitled to accept such stockholder document and to give it effect as the act of the stockholder if:

        (a) the stockholder is an entity and the name signed purports to be that of an officer or agent of the entity;

        (b) the name signed purports to be that of a fiduciary representing the stockholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to such stockholder document;

        (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the stockholder document;

        (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the stockholder has been presented with respect to such stockholder document; or

        (e) two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

        The corporation is entitled to reject a stockholder document if the secretary, inspector of elections, or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such stockholder document or about the signatory's authority to sign for the stockholder.



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                                  ARTICLE III.

                               BOARD OF DIRECTORS

        Section 3.1. General Powers. All corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation managed under the direction of the Board of Directors.

        Section 3.2. Election of Directors. The Board of Directors shall consist of no fewer than three nor more than fifteen members. The exact number of directors, within the minimum and maximum, or the range for the size of the Board, or whether the size of the Board shall be fixed or variable-range, may be fixed, changed, or determined from time to time by the Board of Directors. The members of the Board of Directors shall be elected at the annual meeting of the stockholders. Each director elected at an annual meeting shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified, or until he or she shall die or resign, or until he or she shall have been removed. Any decrease in the number of directors shall not shorten the term of any incumbent director.

        Section 3.3. Meetings. The Board of Directors may hold regular and special meetings either within or outside the state of Tennessee. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or a majority of the directors.

        Section 3.4. Notice of Meetings; Waiver. Unless the corporation's Restated Charter otherwise provides, regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Unless the corporation's Restated Charter otherwise provides, special meetings must be preceded by at least 24 hours' notice of the date, time and place of the meeting, but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XII of these Bylaws. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one month in any one adjournment. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director, and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him or her of such meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

        Section 3.5. Quorum. Unless the corporation's Restated Charter requires a greater number, a quorum of the Board of Directors consists of a majority of the fixed number of directors if the corporation has a fixed board size or a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins, if the corporation has a variable range board.




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        Section 3.6. Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the corporation's Restated Charter or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

               (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting;

               (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

               (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

        Section 3.7. Removal. The stockholders may remove one or more directors with or without cause unless the corporation's Restated Charter provides that directors may be removed only for cause. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him or her exceeds the number of votes cast not to remove him or her. If so provided by the corporation's Restated Charter, any of the directors may be removed for cause by the affirmative vote of a majority of the entire Board of Directors. A director may be removed by the stockholders or directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of directors.

        Section 3.8. Resignation. A director may resign at any time by delivering written notice to the Board of Directors or to the Chairman or President. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

        Section 3.9. Vacancies. Unless the corporation's Restated Charter otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director with or without cause, either the stockholders or the Board of Directors may fill such vacancy. If the vacancy is filled by the stockholders, it shall be filled by a plurality of the votes cast at a meeting at which a quorum is present. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office.

        Section 3.10. Compensation. Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board or a committee thereof,




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and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the corporation in any other capacity and receiving reasonable compensation for such other services.

        Section 3.11. Consent in Lieu of Meeting. Unless the corporation's Restated Charter otherwise provides, any action required or permitted by the Act to be taken at a Board of Directors meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each director, indicating the director's vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

        Section 3.12. Participation in Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE IV.

                                   COMMITTEES

        Unless the corporation's Restated Charter otherwise provides, the Board of Directors may create one or more committees, each consisting of one or more members. All members of committees of the Board of Directors that exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.

        The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the corporation's Restated Charter or these Bylaws to take action.

        Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the corporation's Restated Charter, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum, and voting requirements as are applicable to the Board of Directors and its members.




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                                   ARTICLE V.

                                    Officers

        Section 5.1. Officers. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers as may from time to time be appointed by the Board of Directors or by the Chairman of the Board with the approval of the Board of Directors.

        Section 5.2. Election. The officers of the corporation shall be elected annually by the Board of Directors. Each such officer shall hold such office at the pleasure of the Board of Directors with no fixed term. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 5.3. Removal. The Board of Directors may remove any officer at any time, with or without cause. Such removal shall not prejudice the contract rights, if any, of the officer removed.

        Section 5.4. Resignation. Any officer may resign at any time by giving notice to the corporation. The resignation shall be effective when delivered, unless the notice specifies a later effective time. An officer's resignation shall not prejudice the corporation's contract rights, if any, with such officer.

        Section 5.5. Vacancies. The Board of Directors shall have the power to fill a vacancy occurring in any office for the unexpired portion of the term.

        Section 5.6. Delegation. In case of the absence or disability of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may, by the affirmative vote of a majority of the directors then in office, delegate the powers or duties, or any of them, of such officers to any other officer, or to any director.

        Section 5.7. Compensation. The Board of Directors shall have the power to fix the compensation of all officers of the corporation. The Board of Directors may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

        Section 5.8. Officers Holding More Than One Office. The same individual may simultaneously hold more than one office in the corporation, except the offices of President and Secretary.

        Section 5.9. Chairman of the Board. The Chairman of the Board shall be a director of the corporation. The Chairman of the Board shall preside at all meetings of the directors and shall have the powers ordinarily exercised by the chairman of the board of a corporation.



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        Section 5.10. President. The President shall be a director of the corporation. The President shall have the general powers and duties of management and direction of the business of the corporation and all powers ordinarily exercised by the president of a corporation. The President shall have authority to sign and execute, in the name of the corporation, all authorized deeds, mortgages, bonds, contracts or other instruments.

        Section 5.11. Vice President. The corporation shall have one or more Vice Presidents. If the corporation has more than one Vice President, one or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. In the absence of the President, a Vice President shall perform all the duties of the President, and when so acting, shall have the powers of the President. A Vice President shall, except as the Board of Directors may otherwise provide, have authority to sign and execute, in the name of the corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, and shall also have such additional powers and duties as may be assigned to him or her by the Board of Directors. In the case of the death of the President, or in the case of his or her absence or inability to act without having designated an Executive or Senior Vice President to act temporarily in his or her place, the Vice President who shall perform the duties of the President shall be designated by the Board of Directors or the Executive Committee.

        Section 5.12. Secretary. The Secretary shall keep accurate minutes of the meetings of the stockholders, of the Board of Directors and of the Executive Committee, in books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law. The Secretary shall be the custodian of the records and of the corporate seal or seals of the corporation and, may sign, with the President or a Vice President, certificates of stock of the corporation. The Secretary shall perform the duties ordinarily incident to the office of a secretary of a corporation and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President.

        Section 5.13. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation all monies or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation and may sign, with the President or a Vice President, certificates of stock of the corporation. The Treasurer shall perform the duties ordinarily incident to the office of treasurer of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President.

        Section 5.14. Chief Executive Officer. The Chief Executive Officer shall be appointed by the Board of Directors and shall have such duties as the Board of Directors shall assign him or her from time to time.




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        Section 5.15. Chief Financial Officer. The Chief Financial Officer shall be appointed by the Board of Directors and shall have such duties as the Board of Directors shall assign him or her from time to time.

        Section 5.16. Assistant Officers. The Board of Directors may elect one or more Assistant Secretaries and one of more Assistant Treasurers. In the absence of the Secretary, an Assistant Secretary shall, except as the Board of Directors may otherwise provide, perform all of the duties of the Secretary, and when so acting shall have the powers of the Secretary. In the absence of the Treasurer, an Assistant Treasurer shall, except as the Board of Directors may otherwise provide, perform all of the duties of the Treasurer, and when so acting shall have the powers of the Treasurer.

                                   ARTICLE VI.

                                      STOCK

        Section 6.1. Certificate Representing Shares. Each stockholder shall be entitled to a stock certificate or stock certificates representing and certifying the number and class of shares of capital stock owned by him or her. Said certificates shall be prepared in the form approved by the Board of Directors, and shall conform to the requirements of any national securities exchange if the Board of Directors so determines. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. The signatures of the officers and the corporate seal upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of issuance. All certificates for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issuance, shall be entered on the stock transfer records of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors or these By-Laws may prescribe.

        Section 6.2. Transfer of Shares. Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by
(i) the holder of record thereof, (ii) his or her legal representative, who, upon request of the corporation, shall furnish proper evidence of authority to transfer, or (iii) his or her attorney, authorized by a power of attorney duly executed and filed with the secretary of the corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.



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        Section 6.3. Lost Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued where the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives a bond in such form, and with such surety or sureties, with fixed and open penalty, as the corporation may direct, to indemnify the corporation, the transfer agents and the registrars against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                                  ARTICLE VII.

                                 INDEMNIFICATION

        Section 7.1. Indemnification and Advancement of Expenses. The corporation shall indemnify and advance expenses to each director and officer of the corporation, or any person who may have served at the request of the corporation's Board of Directors or its President or Chief Executive Officer as a director or officer of another corporation (and, in either case, such person's heirs, executors, and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The corporation may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer (and such person's heirs, executors, and administrators) to the same extent as to a director or officer, if the Board of Directors determines that doing so is in the best interests of the corporation.

        Section 7.2. Non-Exclusivity of Rights. The indemnification and expense advancement provisions of Section 7.1 shall not be exclusive of any other right that any person (and such person's heirs, executors and administrators) may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, resolution adopted by the stockholders, resolution adopted by the Board of Directors, agreement, or insurance (purchased by the Corporation or otherwise), both as to action in such person's official capacity and as to action in another capacity.

        Section 7.3. Insurance. The Board of Directors may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or starting out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.




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                                  ARTICLE VIII.

                                    DIVIDENDS

        The Board of Directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of stockholders entitled to receive the payment of any dividend shall be determined by the Board of Directors, which in no event will be less than ten days prior to the date of such payment.

                                  ARTICLE IX.

                           NEGOTIABLE INSTRUMENTS AND
                        OTHER EVIDENCES OF INDEBTEDNESS

        All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party, and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, and the Board of Directors may authorize the use of facsimile signatures of any of such persons. No checks shall be signed in blank.

        Any shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any stockholder's meeting of the other corporation by the Chairman of the Board or the President of this corporation, if either are present, or, in their absence, by such person as the Chairman of the Board or the President of this corporation shall designate.

                                   ARTICLE X.

                                      SEAL

        The Board of Directors may adopt a seal of the corporation if they so desire, and if so adopted, it shall be circular in form, with the name of the corporation and the name of the state of incorporation inscribed around the outer edge, and in the center shall be inscribed the word "Incorporated" and the year of incorporation. However, the presence or absence of such seal on any instrument, or its addition thereto, shall not affect its character or validity or legal effect in any respect. Notwithstanding this Article, where the seal of the corporation is required by law to be affixed to a document, the requirement may be met by writing the word "seal" and by the person who is authorized to execute the document signing the document adjacent to the written word.




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                                   ARTICLE XI.

                                   AMENDMENTS

        These By-Laws may be altered or repealed and new by-laws may be adopted either by the affirmative vote of a majority of the stockholders present at any regular or special meeting of the stockholders, or by an affirmative vote of a majority of the entire Board of Directors.

                                  ARTICLE XII.

                                     NOTICE

        Unless otherwise provided for in these By-Laws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the corporation's Restated Charter or these By-Laws. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Tennessee may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority.

        Written notice to stockholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the stockholder's address shown in the corporation's current record of stockholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered, or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.




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